Karat Packaging Reports Fourth Quarter and Full Year 2021 Financial Results

– Fourth Quarter Net Sales Grew Nearly 30 Percent;
Net Income Increased More than Three-Fold –

CHINO, Calif, March 23, 2022 – Karat Packaging Inc. (Nasdaq: KRT) (“Karat”), a specialty distributor and manufacturer of environmentally friendly, disposable foodservice products and related items, today announced financial results for the fourth quarter and full year ended December 31, 2021.

Fourth Quarter 2021 Highlights

▪Net sales of $91.3 million, up 29.8 percent from the prior-year quarter.
▪Gross profit of $28.3 million, up 46.7 percent from the prior-year quarter.
▪Gross margin of 31.0 percent, an improvement of 360 basis points over the prior-year quarter.
▪Net income of $6.0 million, up more than three-fold over the prior-year quarter.
▪Net income margin of 6.5 percent, an improvement of 420 basis points over the prior-year quarter.
▪Adjusted EBITDA margin of 11.9 percent, up 550 basis points from the prior-year quarter.

2022 Outlook

▪Net sales for the 2022 first quarter: in the range of $101 million to $103 million, compared to $75.7 million for the 2021 first quarter.
▪Gross margin for 2022 full year: goal of 31 percent to 32 percent on average.
▪Net sales growth for 2022 full year: 17 percent to 19 percent.

Alan Yu, chief executive officer, said, “We delivered record results for the 2021 fourth quarter and continued margin expansion, despite ongoing global supply chain challenges and tight labor conditions and delays in certain shipments to customers from December to January due to inventory shortages resulting from port congestion.

“We are continuing to grow wallet share with our existing customers, while also expanding our customer base and providing new, innovative product offerings. Our online business grew solidly, as we made ongoing investments in this important channel. Additionally, our distributors channel and national and regional chains posted very strong results, with the addition of more than 50 new national and regional restaurant chain accounts for the year. Importantly, with continued focus on the growth of our higher margin channels and products and the improvement in operating efficiencies, we achieved our gross margin target of 31 percent for the fourth quarter.

“Our strong business momentum is continuing into 2022. The foodservice sector is experiencing steady increases in consumer spending, and demand for our environmentally friendly products continues to grow, which bodes well for Karat as a leading industry provider,” Mr. Yu added.

Fourth Quarter 2021 Financial Results

Net sales for the 2021 fourth quarter increased 29.8 percent to $91.3 million, from $70.4 million for the same quarter last year. The increase primarily was driven by greater product penetration with existing customers, new customers added in the quarter, and the ability to pass through inflation-related cost increases. The significant topline growth was broad-based across Karat’s national and regional restaurant chains, distributors and online channels.

Gross profit for the 2021 fourth quarter increased 46.7 percent to $28.3 million, from $19.3 million for the same quarter last year.

Gross margin expanded 360 basis points to 31.0 percent in the 2021 fourth quarter, compared with 27.4 percent for the same quarter last year, as Karat’s improved operating efficiencies more than offset unfavorable increases in inventory and ocean freight costs. Gross margin in the 2021 third quarter was 29.0 percent.

Operating expenses in the 2021 fourth quarter totaled $21.2 million, or 23.2% of net sales, compared with $17.2 million, or 24.5% of net sales, in the prior-year quarter. The increase in operating expenses primarily reflected higher shipping costs and stock-based compensation. Operating expenses in the 2021 third quarter were $24.4 million, or 23.8% of net sales. The reduction in operating expenses as a percentage of net sales from both the prior-year quarter and the third quarter of 2021 demonstrated Karat’s continued improvement in operating efficiencies and cost leverage.

Net income for the 2021 fourth quarter advanced to $6.0 million, from $1.6 million for the same quarter last year. Net income margin was 6.5 percent for the 2021 fourth quarter, compared with 2.3 percent a year ago. Net income was $4.1 million, and net income margin was 4.0 percent, for the 2021 third quarter.

Net income attributable to Karat for the 2021 fourth quarter was $5.6 million, or $0.28 per diluted share, compared with $922,000, or $0.06 per diluted share, in the prior-year quarter, and $3.8 million, or $0.19 per diluted share, for the 2021 third quarter.

Adjusted EBITDA, a non-GAAP measure defined below, totaled $10.9 million for the 2021 fourth quarter, compared with $4.5 million for the same quarter last year, and $9.0 million for the 2021 third quarter. Adjusted EBITDA margin, a non-GAAP measure defined below, expanded to 11.9 percent of net sales, compared with 6.4 percent for the 2020 fourth quarter, and 8.8 percent in the 2021 third quarter.

Adjusted diluted earnings per common share, a non-GAAP measure defined below, rose more than five-fold to $0.32, from $0.06 per share in the prior-year quarter.

Net cash provided by operating activities amounted to $9.9 million for the 2021 fourth quarter, compared with $2.2 million for the same quarter last year. The improvement was primarily driven by the $4.4 million increase in net income, a $6.9 million favorable change in working capital partially offset by a $3.6 million decrease in net favorable non-cash reconciling items.

Full Year 2021 Financial Results

Net sales for 2021 increased 23.3 percent to $364.2 million, from $295.5 million for 2020. Net sales related to personal protective equipment (PPE) products declined from the peak of $38.1 million for 2020 to $2.7 million for 2021.

Gross profit for 2021 rose 21.0 percent to $107.8 million, from $89.1 million for 2020. Gross margin for 2021 was 29.6 percent, compared with 30.2 percent for the prior year primarily due to elevated ocean freight rates.

Operating expenses for 2021 were $84.7 million, compared with $61.4 million for 2020, primarily driven by the following increases: (1) $12.0 million in shipping and transportation costs due to higher volume and fuel costs; (2) $5.1 million in payroll-related costs due to workforce expansion; (3) $2.0 million in stock-based compensation expense; (4) $1.2 million in online marketing expense; and (5) $1.1 million in professional services fees.

Other income totaled $4.4 million for 2021, compared with other expense of $5.8 million for 2020. The improvement in other income primarily reflected a $5 million gain on PPP loan forgiveness, recorded during the second quarter 2021, as well as a decrease in net interest expense of $4.1 million, primarily due to the payoff of certain borrowings and the change in fair value of interest rate swap positions, which resulted in interest income of $1.5 million in 2021, compared with interest expense of $1.6 million in 2020.

Net income for 2021 increased 34.6 percent to $22.4 million, from $16.7 million for 2020. Net income margin was 6.2 percent for 2021, compared with 5.6 percent for last year. Net income attributable to Karat for 2021 was $20.8 million, or $1.12 per diluted share, compared with $17.5 million, or $1.13 per diluted share, for 2020.

Adjusted EBITDA, a non-GAAP measure defined below, totaled $37.0 million for 2021, compared with $36.0 million for 2020. Adjusted EBITDA margin, a non-GAAP measure defined below, was 10.2 percent for 2021, compared with 12.2 percent for the prior year. In 2020, margin was positively impacted by significantly higher margin PPE sales, primarily during the second quarter of 2020.

Adjusted diluted earnings per common share for 2021, a non-GAAP measure defined below, was $1.00 compared with $1.13 per common share for 2020. In 2020, adjusted diluted earnings per common share was positively impacted by the same reasons noted above.

Investor Conference Call

The Company will host an investor conference call today, March 23, 2022, at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) to discuss its fourth quarter and full year 2021 results.

Phone:     877-270-2148 (domestic); 412-902-6510 (international)
Replay:     Accessible through March 30, 2022; 877-344-7529 (domestic); 412-317-0088 (international); replay access code 2877514
Webcast:     Accessible at http://investor.karatpackaging.com/; archive available for approximately one year

About Karat Packaging Inc.

Karat Packaging Inc. is a specialty distributor and manufacturer of a wide range of environmentally friendly, disposable foodservice products and related items, primarily used by national and regional restaurants and in foodservice settings throughout the United States. Its products include food and take-out containers, bags, tableware, cups, lids, cutlery, straws, specialty beverage ingredients, equipment, gloves and other products. The company’s eco-friendly Karat Earth® line offers quality, sustainably focused products that are made from renewable resources. Karat Packaging also offers customized solutions, including new product development and design, printing, and logistics services. To learn more about Karat Packaging, please visit the company’s website at www.karatpackaging.com.

Caution Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private
Securities Litigation Reform Act of 1995. Such forward-looking statements, including, but not limited to the net sales forecast for the 2022 first quarter and 2022 full year, are subject to numerous conditions, many of which are beyond the control of the company, including those set forth in the Risk Factors section of the company’s registration statement for the initial public offering filed with the SEC on April 14, 2021. Copies are available on the SEC’s website at www.sec.gov. Karat Packaging undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Investor Relations and Media Contacts:

PondelWilkinson Inc.
Judy Lin Sfetcu/Roger Pondel
310-279-5980
karat@pondel.com

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(tables follow)

KARAT PACKAGING INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

(In thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Net sales	$91,334	$70,381	$364,244	$295,518
Cost of goods sold	63,024	51,085	256,417	206,393
Gross profit	28,310	19,296	107,827	89,125

Operating expenses:
Selling expense	8,235	5,945	32,261	22,186
General and administrative expenses (including $0.5 million and $0.6 associated with variable interest entity for the three-months ended December 31, 2021, and 2020, respectively; and $2.5 million and $2.0 million associated with variable interest entity for the years ended December 31, 2021 and 2020, respectively)	12,936	11,294	52,421	39,242
Total operating expenses	21,171	17,239	84,682	61,428
Operating income	7,139	2,057	23,145	27,697

Other income (expenses)
Rental income (including $0.2 million and $0.3 million associated with variable interest entity for the three-months ended December 31, 2021 and 2020, respectively; and $0.9 million and $0.3 million associated with variable interest entity for the years ended December 31, 2021 and 2020, respectively,)	193	256	931	322
Other income (expense)	36	(14)	259	72
Loss on foreign currency transactions	(65)	(311)	(412)	(688)
Gain on sale of asset	-	16	-	16
Interest expense (including $0.2 million and $0.0 million associated with variable interest entity for the three-months ended December 31, 2021, and 2020, respectively; $0.5 million and $2.9 million associated with variable interest entity for the years ended December 31, 2021 and 2020, respectively)	(237)	(634)	(1,395)	(5,492)
Gain on forgiveness of debt	-	-	5,000	-
Total other (expenses) income	(73)	(687)	4,383	(5,770)
Income before income tax expense (benefit)	7,066	1,370	27,528	21,927

Income tax expense (benefit)	1,088	(224)	5,089	5,259
Net income	5,978	1,594	22,439	16,668

Net income (loss) attributable to noncontrolling interest	349	672	1,661	(849)

Net income attributable to Karat Packaging Inc.	$5,629	$922	$20,778	$17,517

Basic and diluted earnings per share:
Basic	$0.28	$0.06	$1.13	$1.15
Diluted	$0.28	$0.06	$1.12	$1.13

Weighted average common shares outstanding, basic	19,786,224	15,167,000	18,409,243	15,176,809
Weighted average common shares outstanding, diluted	19,889,817	15,220,421	18,566,260	15,447,809

 KARAT PACKAGING INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In thousands, except share and per share data)

	December 31, 2021	December 31, 2020
Assets
Current assets
Cash and cash equivalents (including $1.2 million and $0.1 million associated with variable interest entity at December 31, 2021 and 2020, respectively)	$6,483	$448
Accounts receivable, net of allowance for doubtful accounts of $0.3 million at both December 31, 2021 and 2020	32,776	23,838
Inventories	58,472	48,961
Prepaid expenses and other current assets (including $0.1 million associated with variable interest entity at both December 31, 2021 and 2020)	5,141	6,530
Total current assets	102,872	79,777
Property and equipment, net (including $46.6 million and $47.8 million associated with variable interest entity at December 31, 2021 and 2020, respectively)	93,475	95,533
Deposits	6,885	2,456
Goodwill	3,510	3,113
Intangible assets, net	380	—
Deferred tax asset	—	64
Other assets (including $0.1 million associated with variable interest entity at both December 31, 2021 and 2020)	477	161
Total assets	$207,599	$181,104
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable (including $0.1 million and $0.6 million associated with variable interest entity at December 31, 2021 and 2020, respectively)	$18,470	$20,069
Accrued expenses (including $0.1 million associated with variable interest entity at both December 31, 2021 and 2020)	7,813	4,959
Related party payable	2,003	5,038
Credit cards payable	—	794
Income taxes payable	85	41
Customer deposits (including $0.1 million and $0.0 million associated with variable interest entity at December 31, 2021 and 2020, respectively)	1,215	551
Capital leases, current portion	—	321
Debt, current portion (including $1.2 million and $0.7 million associated with variable interest entity at December 31, 2021 and 2020, respectively)	1,178	11,364
Total current liabilities	30,764	43,137
Deferred tax liability	5,634	6,181
Line of credit	—	33,169
Long-term debt, net of current portion and debt discount of $0.2 million and $0.1 million at December 31, 2021 and December 31, 2020, respectively (including $35.3 million and $36.7 million associated with variable interest entity at December 31, 2021 and 2020, respectively, and debt discount of $0.2 million and $0.1 million associated with variable interest entity at December 31, 2021 and 2020, respectively)	35,339	53,410
Capital leases, net of current portion	—	290
Other liabilities (including $2.6 million and $3.9 million associated with variable interest entity at December 31, 2021 and 2020, respectively)	3,837	5,049
Total liabilities	75,574	141,236

Karat Packaging Inc. stockholders’ equity
Common stock, $0.001 par value, 100,000,000 shares authorized, 19,827,417 and 19,804,417 shares issued and outstanding, respectively, as of December 31, 2021 and 15,190,000 and 15,167,000 shares issued and outstanding, respectively, as of December 31, 2020	20	15
Additional paid in capital	83,694	13,981
Treasury stock, $0.001 par value, 23,000 shares as of both December 31, 2021 and 2020	(248)	(248)
Retained earnings	39,434	18,656
Total Karat Packaging Inc. stockholders’ equity	122,900	32,404
Noncontrolling interest	9,125	7,464
Total stockholders’ equity	132,025	39,868
Total liabilities and stockholders’ equity	$207,599	$181,104

KARAT PACKAGING, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(In thousands)

	Year Ended December 31,
	2021	2020
Cash flows from operating activities
Net income	$22,439	$16,668
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	10,044	8,569
Provision for bad debt	—	149
Reserve for inventory obsolescence	68	321
Gain on sale of asset	—	(16)
Change in fair value of interest rate swap	(1,512)	1,566
Amortization of loan fees	18	12
Deferred income taxes	(483)	3,938
Stock-based compensation	2,026	—
Gain on forgiveness of debt	(5,000)	—
(Increase) decrease in operating assets
Accounts receivable	(8,938)	(2,864)
Inventories	(9,426)	(13,833)
Prepaid expenses and other current assets	1,389	(3,445)
Due from affiliated companies	—	(840)
Deposits	(64)	2,432
Other assets	(316)	(72)
Increase (decrease) in operating liabilities
Accounts payable	(1,599)	1,001
Accrued expenses	2,854	1,123
Related party payable	(3,035)	(72)
Credit cards payable	(794)	(280)
Income taxes payable	44	15
Customer deposits	664	(125)
Other liabilities	300	300
Net cash provided by operating activities	$8,679	$14,547
Cash flows from investing activities
Purchases of property and equipment	(4,175)	(29,536)
Proceeds on disposal of property and equipment	—	24
Deposits paid for property and equipment	(8,206)	(6,946)
Effect on initial consolidation of Lollicup Franchising Inc, net of cash acquired	—	(893)
Acquisition of Pacific Cup, Inc., net of cash acquired	(900)	—
Net cash used in investing activities	$(13,281)	$(37,351)

Cash flows from financing activities
Proceeds from line of credit	1,470	6,490
Payments on line of credit	(34,639)	—
Proceeds from long-term debt	15,997	24,540
Payments on long-term debt	(39,272)	(7,364)
Proceeds from issuance of common stock in connection with initial public offering, net of issuance costs	67,592	—
Proceeds from exercise of stock options	100	—
Dividends paid to shareholders	—	(606)
Payments on capital lease obligations	(611)	(362)
Treasury stock acquired	—	(248)
Net cash provided by financing activities	$10,637	$22,450
Net increase (decrease) in cash and cash equivalents	6,035	(354)
Cash and cash equivalents
Beginning of year	$448	$802
End of year	$6,483	$448

KARAT PACKAGING INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP TO GAAP FINANCIAL MEASURES (UNAUDITED)

(In thousands, except per share amounts)

	Three Months Ended December 31,				Three Months Ended Sept. 30,		Year Ended December 31,
	2021		2020		2021		2021		2020
Reconciliation of Adjusted EBITDA:		% of revenue		% of revenue		% of revenue		% of revenue		% of revenue
Net income:	$5,978	6.5%	$1,594	2.3%	$4,073	4.0%	$22,439	6.2%	$16,668	5.6%
Add (deduct):
Interest expense	237	0.3	634	0.9	308	0.3	1,395	0.4	5,492	1.9
Income tax expense	1,088	1.2	(224)	(0.3)	1,268	1.2	5,089	1.4	5,259	1.8
Depreciation and amortization	2,566	2.8	2,466	3.5	2,534	2.5	10,044	2.8	8,689	2.9
IPO related expenses	58	0.1	—	—	—	—	1,055	0.3	—	—
Gain on forgiveness of debt	—	—	—	—	—	—	(5,000)	(1.4)	—	—
Stock-based compensation expense	938	1.0	—	—	848	0.8%	2,026	0.5	—	—
Adjusted EBITDA	$10,865	11.9%	$4,470	6.4%	$9,031	8.8%	$37,048	10.2%	$35,988	12.2%

Reconciliation of Adjusted Diluted Earnings Per Common Share	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Diluted earnings per common share:	$0.28	$0.06	$1.12	$1.13

Add (deduct):
IPO related expenses	—	—	0.06	—
Gain on forgiveness of debt	—	—	(0.27)	—
Stock-based compensation expense	0.05	—	0.11	—
Income tax impact of adjustments	(0.01)	—	(0.02)	—
Adjusted diluted earnings per common shares	$ 0.32	$ 0.06	$ 1.00	$ 1.13

Reconciliation of Adjusted EBITDA by Entity:	Three Months Ended December 31, 2021
	Karat Packaging	Global Wells	Eliminations	Consolidated
Net income (loss):	$5,629	$403	$(54)	$5,978
Add:
Interest expense	9	228	—	237
Income tax expense	1,088	—	—	1,088
Depreciation and amortization	2,263	303	—	2,566
IPO related expenses	58	—	—	58
Stock-based compensation expense	938	—	—	938
Adjusted EBITDA	$9,985	$934	$(54)	$10,865

Reconciliation of Adjusted EBITDA by Entity:	Year Ended December 31, 2021
	Karat Packaging	Global Wells	Eliminations	Consolidated
Net income (loss):	$20,778	$1,920	$(259)	$ 22,439
Add (deduct):
Interest expense	884	511	—	1,395
Income tax expense	5,089	—	—	5,089
Depreciation and amortization	8,831	1,213	—	10,044
IPO related expenses	1,055	—	—	1,055
Gain on forgiveness of debt	(5,000)	—	—	(5,000)
Stock-based compensation expense	2,026	—	—	2,026
Adjusted EBITDA	$33,663	$3,644	$(259)	$37,048

Use of Non-GAAP Financial Measures
Karat utilizes certain financial measures and key performance indicators that are not defined by, or calculated in accordance with, GAAP to assess our financial and operating performance. A non-GAAP financial measure is defined as a numerical measure of a company’s financial performance that (i) excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the comparable measure calculated and presented in accordance with GAAP in the statement of operations; or (ii) includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the comparable GAAP measure so calculated and presented. The following non-GAAP measures are presented in this press release:
•Beginning in the fourth quarter of fiscal 2021, Adjusted EBITDA is calculated as net income before interest and income taxes, depreciation and amortization, IPO related expenses, gain on forgiveness of debt and stock-based compensation expense. The prior period Adjusted EBITDA has been revised to conform to this definition.
•Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA by net sales.
•Adjusted diluted earnings per common share is calculated as diluted earnings per common share, plus the per share impact of IPO related expense, gain on forgiveness of debt, stock-based compensation, and adjusted for the related tax effects of these adjustments.

We believe the above-mentioned non-GAAP measures, which are used by management to assess the core performance of Karat, provide useful information and additional clarity of our operating results to our investors in their own evaluation of the core performance of Karat and facilitate a comparison of such performance from period to period. These are not measurements of financial performance or liquidity under GAAP and should not be considered in isolation or construed as substitutes for net income or other cash flow data prepared in accordance with GAAP for purposes of analyzing our profitability or liquidity. These measures should be considered in addition to, and not as a substitute for, revenue, net income, earnings per share, cash flows or other measures of financial performance prepared in accordance with GAAP. In addition, these non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies, as other companies may calculate such financial results differently.

KARAT PACKAGING INC. AND SUBSIDIARIES
NET SALES BY CATEGORY (UNAUDITED)
(In Thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
National and regional chains	$22,524	$17,783	$86,017	$67,875
Distributors	51,608	38,842	199,902	157,164
Online	10,481	6,722	50,271	33,194
Retail	6,721	7,034	28,054	37,285
Net Sales*	$91,334	$70,381	$364,244	$295,518

*Includes PPE net sales of $0.5 million and $1.2 million for the three months ended December 31, 2021 and 2020, respectively, and $2.7 million and $38.1 million for the years ended December 31, 2021 and 2020, respectively.